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                                                                   Exhibit 10.26

                               EMPLOYMENT CONTRACT

      WHEREAS, NHELP, Inc. ("NHELP"), a corporation organized under the Nevada Business Corporation Act, is engaged in the business of providing services with respect to eligible student loans under the Higher Education Act of 1965, as amended; and

      WHEREAS, NHELP seeks to employ Richard H. Pierce; and

      WHEREAS, Richard H. Pierce has previously served as an officer of a major secondary market entity and has special skills, expertise and experience in the field of student loans and secondary market services and products; and

      WHEREAS, the parties desire to memorialize the terms of the employment relationship in writing in its entirety.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. Employment. NHELP (hereinafter referred to as "Employer") hereby employs Richard H. Pierce under the terms and conditions of this Employment Contract (the "Agreement") and Richard H. Pierce (hereinafter referred to as "Employee") agrees to provide his services (consistent with the duties described in Section 4 below) to the Employer and any affiliate thereof under the terms and conditions hereof. Employer may, from time to time, request Employee to serve as a member of the Board of Directors of any of Employer's affiliates, or as an officer of any of Employer's affiliates or in other capacities or under other titles or designations with respect to Employer or other related or affiliated entities. Employee may be required to accept such service, directorship, officership, or other title or designation as to another entity (with all appropriate insurance coverages ordinarily extended to individuals serving in such positions pursuant to corporate bylaws or other similar policies).

      2. Term. The parties agree that the initial period of employment under this Agreement shall be the five (5) year period beginning May 1, 2001 and ending April 30, 2006. The five year term of the Agreement shall not be subject to limitation or reduction by the parties except as specified herein. After the initial five year term of this Agreement, this Agreement shall automatically renew for successive one-year terms thereafter, unless terminated early under
Section 8 hereof, or unless either party gives written notice of intent not to renew at least 90 days prior to the end of the initial term or any renewal term.

      3. Compensation. As compensation for services rendered by Employee to Employer, Employer shall pay Employee a base salary of Three Hundred and Eighty Two Thousand Dollars ($382,000) for the first year, Three Hundred Eighty Two Thousand Dollars ($382,000) for the second year, Three Hundred Sixty Four Thousand Dollars ($364,000) for the third year, Three Hundred Forty Two Thousand Dollars ($342,000) for the fourth year, and Three Hundred Thousand ($300,000) for the fifth year, which shall be paid in equal bi-monthly installments during each one-year period of employment, subject to all federal and state employment tax deductions; provided, however, that base salary for the period of May 1 through September 30 of 2001 shall be paid on or before September 30, 2001. Such base salary shall be

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satisfied from payments of compensation made by Employer or any related or affiliated entity, whether in the form of salary, board membership fees or other forms of cash compensation. In addition to the base salary, Employee shall receive an incentive bonus on an annual basis during the term of this Agreement (prorated for the partial year from and after May 1, 2001) which shall be an amount equal to $76,200 if the corporate pretax earnings of UNIPAC Service Corporation ("UNIPAC") are, for the applicable year, at least $15 million, and an additional $10,650 for each $1 million of earnings of UNIPAC in excess of $15 million for such applicable year up to a maximum aggregate bonus of $700,000, as shown in the grid attached hereto as Schedule A. The corporate pretax earnings of UNIPAC will be increased by the amount of goodwill amortization for the applicable year in such calculation. If UNIPAC's corporate pretax earnings fall between even million dollar figures, then the bonus will be prorated accordingly. If this Agreement is terminated by Employee for Good Reason as defined below prior to the end of the calendar year, then the bonus will be prorated accordingly by multiplying the projected bonus that otherwise would be payable for the year had Employee remained employed through the end of such year by a fraction, the numerator of which shall be the number of days between the last May 1 and the day of termination, and the denominator of which shall be
365. If this Agreement is terminated by Employee without Good Reason or by the Employer with cause as defined below, then the Employee shall be entitled to no bonus for the year in which the Agreement is terminated. In addition to the foregoing monetary compensation, Employee shall be entitled to participate in any and all plans and programs maintained by the Employer from time to time to provide benefits for its employees generally, including without limitation any qualified and nonqualified retirement plans, group medical plans, dental plans, life insurance plans, accident or disability insurance plans, and fringe benefit plans, subject to all eligibility requirements generally applicable under the written terms of such plans. Employee shall be entitled to such further or additional benefits from time to time as the Board of Directors may deem appropriate under the circumstances.

      4. Duties. Employee agrees to provide services to Employer as Employer may reasonably require with respect to the operations of Employer in accord with the duties set forth in the Articles and Bylaws of Employer or as such duties may be determined or described from time to time by the Board of Directors or officers of Employer. Employee shall provide such services as Employer or its affiliates may reasonably request from time to time including, without limitation, attracting student loan secondary markets throughout the nation to convert to for-profit status and enabling Employer or its affiliates to acquire the same, soliciting lenders to sell student loans and expanding the securitization and financial enterprises of Employer and its affiliates. Employee's duties may be expanded or changed from time to time. Employer agrees that Employee shall not be required to move his residence from the State of Maine during the term of this Agreement.

      5. Other Business Activity. Employee acknowledges and agrees that Employee shall have no other substantial management responsibilities with respect to any other business entities not related to or affiliated with Employer, except as expressly permitted by Employer. Notwithstanding the foregoing, Employer hereby consents to the continuation of Employee's employment as president of Maine Educational Services ("MES") so long as Employee's duties in such capacity do not conflict with the performance of any material duties of his employment under this Agreement.


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      6. Reimbursement of Expenses and Office. Employer acknowledges that
Employee may be required to undertake travel and incur expenses in rendering services to Employer. Upon receipt by Employer of expense reports, copies of receipts, and such other substantiation of expenses incurred by Employee in such manner as Employer may require in accordance with standard practices and policies, Employer agrees to reimburse Employee for all reasonable travel and other expenses incurred in the pursuit of Employer's business. Employer may provide guidelines or limitations regarding expenses at any time or modify such guidelines or restrictions at any time.

      7. Competition. In consideration for the limitations placed on elements of "cause for termination" (as set forth below) and in consideration of the five year duration of this Agreement, Employee expressly covenants and agrees that during the term of his employment, Employee shall not compete, directly or indirectly, for himself or on behalf of any other entity, as to the business of Employer and the business of Employer's related or affiliated entities and for a duration of one year thereafter, shall have no business-related contacts in competition with Employer (or any of its affiliates) with any entity which was a customer or provider of Employer (or any of its affiliates) during such time as Employee was employed by Employer. For the purposes of this provision, Employee's term of employment shall be deemed to continue in effect for so long as payments are made to Employee by Employer under this Agreement, even though Employee may have been discharged or his employment terminated for any reason other than "cause" as defined in paragraph 8 of this Agreement.

      8. Termination. Employer is obligated to pay the salary due to Employee under the terms of this Agreement for the entire five year duration of this Agreement without limitation, reduction or restriction; provided, however, that this Agreement shall terminate on the Employee's voluntary resignation. In addition, this Agreement may be terminated by Employer for cause. For the purposes of this Agreement, the term cause means (a) willful and intentional misconduct or neglect of duty by Employee, (b) breach of a material term of this Agreement, or (c) defalcation or dishonesty in the conduct of Employer's business. Pursuant to the terms of the Articles of Incorporation and Bylaws of the Corporation, the Board of Directors retains and reserves the right to remove any officer, employer or agent elected, employed or appointed by the Board of Directors, when the best interests of the Corporation in the opinion of the Board of Directors would be served by such removal, but such removal shall be without prejudice to the contract rights of the Employee set forth herein and unless such removal is based upon "cause," or the Employee's resignation (other than for good reason), Employee shall be entitled to receive the monetary compensation and benefits as described above for the remaining term of this Agreement.

      For purposes of this Agreement, the Employee shall have "Good Reason" to terminate his employment, and shall be entitled to receive the monetary compensation and benefits (described above) for the remaining initial term hereof, if: (i) any duties are assigned to the Employee that are materially inconsistent with his duties as set forth in Section 4 hereof; (ii) the Employer fails to comply in any material respect with any of its material covenants and agreements hereunder; (iii) the Employer directly or indirectly requests the Employee to act, or omit to act, in a manner that would reasonably result in subjecting Employee to criminal or civil liability or would reasonably result in adversely affecting Employee's personal reputation, if discovered; or (iv) insolvency of Employer occurs. Employee's written notice of termination of

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his employment hereunder for Good Reason shall specify with reasonable detail the nature of the grounds for such termination and provide Employer with a period of thirty (30) days during which Employer shall be given the opportunity to cure its deficient performance.

            Upon Employee's death or total incapacity, Employer shall be obligated to pay the base salary only to Employee or his estate, as applicable, for the balance of the initial term of this Agreement.

      9. Amendment. This Agreement may be modified only in writing by the parties. This Agreement represents the complete Agreement of the parties, and incorporates all of the terms and conditions of the Agreement of the parties without exception.

      10. Miscellaneous.

            A. The rights and obligations of the parties hereto under this Agreement may not be assigned in whole or in part without the prior written consent of the other party hereto, provided, however, that Employer may assign this Agreement in whole or in part to an affiliate, subject to the consent of Employee which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

            B. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

            C. This Agreement may be modified or otherwise amended only if such modification or amendment is in writing and signed by both parties.

            D. All notices and other communications under this Agreement shall be deemed to have been duly given if delivered or mailed by regular United States mail, sufficient postage pre-paid, addressed as follows:

            If to Employer:

                     NHELP, Inc.
                     Attention: Don BOUC, President
                     121 S. 13th Street, Ste. 301
                     Lincoln, NE 68508

            and if to Employee:

                     Richard H. Pierce
                     Six Anchorage Place
                     South Portland, ME 04106

      or to any such address as either party may direct in writing delivered to the other party as set forth herein.


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            E. This Agreement may be executed in counterparts which shall constitute one instrument when taken together.

      This Employment Contract is entered into as of this 1st day of May, 2001.

                                                NHELP, Inc., Employer

/s/ Richard H. Pierce                           By: /s/ Don Bouc
----------------------------                        ----------------------------
Richard H. Pierce, Employee                     Title:  President
                                                        ------------------------

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
       Corporate Pretax                  Incentive
           Earnings                       Amount(*)
           --------                       ---------
         $15,000,000                     $76,200
         $16,000,000                     $86,850
         $17,000,000                     $97,500
         $18,000,000                     $108,150
         $19,000,000                     $118,800
         $20,000,000                     $129,450
         $21,000,000                     $140,100
         $22,000,000                     $150,750
         $23,000,000                     $161,400
         $24,000,000                     $172,050
         $25,000,000                     $182,700
         $26,000,000                     $193,350
         $27,000,000                     $204,000
         $28,000,000                     $214,650
         $29,000,000                     $225,300
         $30,000,000                     $235,950
         $31,000,000                     $246,600
         $32,000,000                     $257,250
         $33,000,000                     $267,900
         $34,000,000                     $278,550
         $35,000,000                     $289,200
         $36,000,000                     $299,850
         $37,000,000                     $310,500
         $38,000,000                     $321,150
         $39,000,000                     $331,800
         $40,000,000                     $342,450
         $41,000,000                     $353,100
         $42,000,000                     $363,750
         $43,000,000                     $374,400
         $44,000,000                     $385,050


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
RICHARD H. PIERCE INCENTIVE GRID
         $45,000,000                     $395,700
         $46,000,000                     $406,350
         $47,000,000                     $417,000
         $48,000,000                     $427,650
         $49,000,000                     $438,300
         $50,000,000                     $448,950
         $51,000,000                     $459,600
         $52,000,000                     $470,250
         $53,000,000                     $480,900
         $54,000,000                     $491,550
         $55,000,000                     $502,200
         $56,000,000                     $512,850
         $57,000,000                     $523,500
         $58,000,000                     $534,150
         $59,000,000                     $544,800
         $60,000,000                     $555,000
         $61,000,000                     $565,650
         $62,000,000                     $576,300
         $63,000,000                     $586,950
         $64,000,000                     $597,600
         $65,000,000                     $608,250
         $66,000,000                     $618,900
         $67,000,000                     $629,550
         $68,000,000                     $640,200
         $69,000,000                     $650,850
         $70,000,000                     $661,500
         $71,000,000                     $672,150
         $72,000,000                     $682,800
         $73,000,000                     $693,450
         $74,000,000                     $700,000
         $75,000,000                     $700,000

(*) Corporate pretax earnings which fall between even million dollar figures will result in prorated incentive amounts between the two closest even corporate pretax earning amounts set forth above.